PIONEER FINANCIAL SERVICES, INC.
SUBSIDIARIES

PIONEER FUNDING, INC.
(Nevada Corporation)
4000 S. Eastern, Suite 300
Las Vegas, NV 89119

PIONEER SERVICES SALES FINANCE, INC.
(Nevada Corporation)
4000 S. Eastern, Suite 300
Las Vegas, NV 89119

PIONEER SERVICES, CORP.
(Missouri Corporation)
4700 Belleview, Suite 300
Kansas City, MO 64112